Exhibit 99.1

Cloud Peak Energy Inc., et al

13 Week Cash Forecast (Summary)

[Post NTEC Sale Transaction]

$’s 000s	FCST	FCST	FCST	FCST	FCST	FCST	FCST	FCST	FCST	FCST	FCST	FCST	FCST	Total
Week Number	Week 1	Week 2	Week 3	Week 4	Week 5	Week 6	Week 7	Week 8	Week 9	Week 10	Week 11	Week 12	Week 13	28-Oct
Week Ending	1-Nov	8-Nov	15-Nov	22-Nov	29-Nov	6-Dec	13-Dec	20-Dec	27-Dec	3-Jan	10-Jan	17-Jan	24-Jan	24-Jan

Receipts:
Collection of AR	10,165.4	14,951.4	5,645.7	3,168.0	3,168.0	—	—	—	—	—	—	—	—	37,098.6
Other Receipts	—	148.2	39.9	—	—	—	149.7	—	—	—	—	154.7	—	492.5
Total Receipts	10,165.4	15,099.6	5,685.7	3,168.0	3,168.0	—	149.7	—	—	—	—	154.7	—	37,591.1

Operating Disbursements:
Operating and Other Expenses	(331.7)	(125.4)	(596.5)	(100.0)	(220.5)	(110.0)	(107.5)	(100.0)	(115.5)	(110.0)	(100.0)	(107.5)	(100.0)	(2,224.5)
AP and Other Accrued Liabilities	(10,615.8)	(2,776.5)	(4,415.1)	(4,415.1)	(2,024.6)	(4,497.5)	(2,695.9)	(386.0)	(386.0)	(386.0)	—	—	—	(32,598.5)
Restructuring Professional Fees	(5,122.0)	(2,997.5)	(323.1)	(156.3)	—	(3,590.0)	(7,010.4)	—	—	—	—	(3,145.0)	—	(22,344.2)
Total Operating Disbursements	(16,069.5)	(5,899.3)	(5,334.7)	(4,671.4)	(2,245.1)	(8,197.5)	(9,813.7)	(486.0)	(501.5)	(496.0)	(100.0)	(3,252.5)	(100.0)	(57,167.2)

Total Net Cash Flow	(5,904.1)	9,200.3	351.0	(1,503.4)	922.9	(8,197.5)	(9,664.1)	(486.0)	(501.5)	(496.0)	(100.0)	(3,097.8)	(100.0)	(19,576.1)

Beginning Cash Balance	56,819.5	50,915.4	60,115.7	60,466.7	58,963.3	59,886.2	51,688.7	42,024.7	41,538.7	41,037.2	40,541.2	40,441.2	37,343.3	56,819.5
Net Cash Flow	(5,904.1)	9,200.3	351.0	(1,503.4)	922.9	(8,197.5)	(9,664.1)	(486.0)	(501.5)	(496.0)	(100.0)	(3,097.8)	(100.0)	(19,576.1)
Change in Outstanding Checks	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Distributions to Secured Lenders	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Ending Cash Balance	50,915.4	60,115.7	60,466.7	58,963.3	59,886.2	51,688.7	42,024.7	41,538.7	41,037.2	40,541.2	40,441.2	37,343.3	37,243.3	37,243.3